UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 11, 2009

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
-------------------	-------------------	-------------------
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

2701 Cambridge Court, Suite 100
Auburn Hills, MI  48326
___________________________________________________

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  248-370-9900

(Former Name or Former Address, if Changed Since Last Report.)
___________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 10, 2009, the Company executed a promissory note to Sky Blue Ventures, LLC (“Sky Blue”) dated September 10, 2009 in the principal amount of Six Thousand Five Hundred Dollars ($6,500) bearing interest at five percent (5%) per annum.  The note is payable in full within 15 days written demand from Sky Blue.  Sky Blue is 65% owned by J.B. Smith, a director of the Company and the managing partner of Equity 11, Ltd. which holds shares of our 5% Convertible Preferred Shares and 5% Convertible Preferred Shares, Series B.  Sky Blue, at its option, may demand payment of all amounts owed under the note within fifteen (15) days following our completion of either (i) an underwritten public offering of its securities or (ii) a private offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended which results in proceeds, net of underwriting discounts and commissions, in excess of One Million Dollars ($1,000,000) (“New Offering”). The amounts due under the note may also be accelerated upon an event of default or converted into common shares upon our completing a New Offering.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.69	Promissory Note dated September 10, 2009 in favor of Sky Blue Ventures, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: September 11, 2009	By: /s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel and Secretary